Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (No. 333-267562, 333-273384, 333-292444), Form S-3 (No. 333-277835 and 333-283226) and Form S-8 (No. 333-269372, 333-277838, 333-284024, and 333-284672) of Cadrenal Therapeutics, Inc. of our report dated March 30, 2026, relating to the financial statements as of and for the years ended December 31, 2025 and 2024, which appears in this Form 10-K.

/s/ WithumSmith+Brown, PC

East Brunswick, New Jersey
March 30, 2026